Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Box, Inc. of our report dated March 30, 2015, with respect to the consolidated financial statements of Box, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

March 30, 2015